Exhibit 99.1

DPW Holdings’ Subsidiary, Super Crypto Mining, Enters an Agreement Securing 25 Megawatts of Power to Support 20,000 Mining Rigs.

FREMONT, Calif., March 23, 2018 (GLOBE NEWSWIRE) – DPW Holdings, Inc. (NYSE American: DPW) ("DPW" or the "Company"), a diversified holding company, announced that its subsidiary, Super Crypto Mining, Inc. (“SCM”) has entered into an agreement with a U.S. based entity securing the right to 25 megawatts of power in support of SCM’s operations of approximately 20,000 mining rigs at the location.

“We are excited about this new arrangement for many reasons. This not only helps SCM reach our 2018 goals but also provides capacity for future growth. We are proud to be working with a well-respected data facility leveraging efficiencies that result in a symbiotic cost-effective relationship. This is a unique relationship whereby SCM has obtained access to electricity for the miners at costs competitive with global locations, meaning that we can maintain our operations within the US. We will have more to share in the coming months specific to the operation as well as “Green Energy” practices that we are employing at the location,” commented Darren Magot, the CEO of SCM.

SCM will be placing at least 2,000 mining rigs at the new location practically immediately. Some of these machines will be supporting our Cloud Mining offering, which we expect will commence on May 1, 2018.

“This is just another example of how Super Crypto Mining is executing on its plans and adding value to the parent company, DPW Holdings,” commented Milton “Todd” Ault III, the Company’s CEO and Chairman. “This new arrangement will allow SCM to build out as it ramps up its operations, dependent on the timing of financing and product availability.”

ABOUT DPW HOLDINGS, INC.
Headquartered in Fremont, CA, DPW Holdings, Inc. is a diversified holding company that, through its wholly owned subsidiary, Coolisys Technologies, Inc., is dedicated to providing world-class technology-based solutions where innovation is the main driver for mission-critical applications and lifesaving services. Coolisys’ growth strategy targets core markets that are characterized by “high barriers to entry” and include specialized products and services not likely to be commoditized. Coolisys through its portfolio companies develops and manufactures cutting-edge resonant switching power topologies, specialized complex high-frequency radio frequency (RF) and microwave detector-log video amplifiers, very high-frequency filters and naval power conversion and distribution equipment. Coolisys services the defense, aerospace, medical and industrial sectors and manages four entities including Digital Power Corporation, www.DigiPwr.com, a leading manufacturer based in Northern California, 1-877-634-0982; Digital Power Limited dba Gresham Power Ltd., www.GreshamPower.com, a manufacturer based in Salisbury, UK.; Microphase Corporation, www.MicroPhase.com with its headquarters in Shelton, CT 1- 203-866-8000; and Power-Plus Technical Distributors, www.Power-Plus.com, a wholesale distributor based in Sonora, CA 1-800-963-0066. Coolisys operates the branded division, Super Crypto Power, www.SuperCryptoPower.com.

Digital Power Lending, LLC, a wholly owned subsidiary of the Company, is based in Fremont, CA, and is a California private lending company dedicated to strategically providing capital to small and middle size businesses for an equity interest in addition to loan fees and interest, www.DigitalPowerLending.com. Excelo, LLC, a wholly-owned subsidiary of the Company, is a national search firm specializing in fulfilling strategic executive, professional and hi-tech placements for businesses delivering world-class services, www.Excelo.com. DPW Holdings, Inc.’s headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; 1-877-634-0982; www.DPWHoldings.com. For Investor inquiries: IR@DPWHoldings.com or 1-888-753-2235.

Forward-Looking Statements

The foregoing release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the acquisition and the ability to consummate the acquisition. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.
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